   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1999.
                                                      REGISTRATION NO. 333-85099
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933*

                          -----------------------------

                           KIMBERLY-CLARK CORPORATION
             (Exact Name of Registrant as specified in its Charter)

                          -----------------------------

          DELAWARE                                2621                      9-0394230
(State or other jurisdiction of       (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)        Classification Code Number)      Identification No.)

                                 P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                          -----------------------------

            BALLARD MEDICAL PRODUCTS 1997 INCENTIVE STOCK OPTION PLAN BALLARD MEDICAL PRODUCTS 1996 INCENTIVE STOCK OPTION PLAN BALLARD MEDICAL PRODUCTS 1995 INCENTIVE STOCK OPTION PLAN BALLARD MEDICAL PRODUCTS 1994 INCENTIVE STOCK OPTION PLAN BALLARD MEDICAL PRODUCTS 1993 INCENTIVE STOCK OPTION PLAN BALLARD MEDICAL PRODUCTS 1992 INCENTIVE STOCK OPTION PLAN BALLARD MEDICAL PRODUCTS 1991 INCENTIVE STOCK OPTION PLAN BALLARD MEDICAL PRODUCTS 1990 INCENTIVE STOCK OPTION PLAN BALLARD MEDICAL PRODUCTS 1988 INCENTIVE STOCK OPTION PLAN

                          -----------------------------

                               O. GEORGE EVERBACH
               SENIOR VICE PRESIDENT -- LAW AND GOVERNMENT AFFAIRS
                           KIMBERLY-CLARK CORPORATION
                                 P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          -----------------------------

                                   Copies to:
                                  GINA E. BETTS
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201

                                            CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                  AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
      TITLE OF EACH CLASS OF SECURITIES            TO BE      OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION
              TO BE REGISTERED                  REGISTERED           SHARE               PRICE                FEE
=======================================================================================================================
Common Stock, $1.25 par value per share          544,508 (1)          (2)              $   (2)           $    (2)
-----------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights (3)              544,508 (1)          N/A                 N/A                N/A
=======================================================================================================================

(1) The number of shares to be registered is based upon an estimate of the maximum number of shares of common stock of Kimberly-Clark Corporation that were issuable under the Ballard Medical Products stock option plans listed above.

(2) The proposed maximum offering price was calculated and the fee was previously paid in connection with Kimberly-Clark's Registration Statement on Form S-4 (No. 333-85099), declared effective on August 17, 1999.

(3) The preferred stock purchase rights of Kimberly-Clark initially are attached to and trade with the shares of Kimberly-Clark common stock being registered hereby. The value attributable to such preferred stock purchase rights, if any, is reflected in the market price of Kimberly-Clark common stock.

================================================================================

*Filed as Post-Effective Amendment No. 1 on Form S-8 to such Form S-4 pursuant to the procedure described herein. See "Explanatory Note."

                                EXPLANATORY NOTE

     Kimberly-Clark hereby amends its Registration Statement on Form S-4 (Registration No. 333-85099) by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 relating to the sale of up to 544,508 shares of Kimberly-Clark common stock, $1.25 par value per share, issuable pursuant to the Ballard Medical Products 1997 Incentive Stock Option Plan, 1996 Incentive Stock Option Plan, 1995 Incentive Stock Option Plan, 1994 Incentive Stock Option Plan, 1993 Incentive Stock Option Plan, 1992 Incentive Stock Option Plan, 1991 Incentive Stock Option Plan, 1990 Incentive Stock Option Plan and 1988 Incentive Stock Option Plan. On September 23, 1999, Jazz Acquisition Corp., a Utah corporation and a wholly-owned subsidiary of Kimberly-Clark, merged with and into Ballard. Pursuant to the Agreement and Plan of Merger between Kimberly-Clark, Jazz Acquisition Corp. and Ballard, dated as of December 23, 1998, Kimberly-Clark substituted options to purchase shares of Kimberly-Clark common stock upon the same terms, conditions and restrictions as were applicable to the Ballard options immediately prior to the merger.

     This Post-Effective Amendment relates to an aggregate of up to 544,508 shares of Kimberly-Clark common stock issuable pursuant to the terms of the Ballard stock option plans. The designation of this Post-Effective Amendment No. 1 as Registration No. 333-85099 denotes that this Post-Effective Amendment relates only to the Kimberly-Clark common stock that is issuable pursuant to the plans and that this is the first Post-Effective Amendment to the Form S-4.

     The information required by Part I of Form S-8 will be included in the documents sent or given to participants in the plans. Such documents are not required to be and are not filed with the SEC pursuant to Rule 424 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents, which previously have been filed by Kimberly-Clark with the SEC, are incorporated by reference and made a part hereof:

     1. The Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     2. The Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998;

     3. The Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     4. The Quarterly Report on Form 10-Q/A for the quarter ended March 31,
        1999;

     5. The Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

     6. The Current Reports on Form 8-K dated January 26, 1999, March 12, 1999, March 16, 1999, and July 22, 1999; and

     7. All other reports filed by Kimberly-Clark pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year ended December 31, 1998.

     All documents subsequently filed by Kimberly-Clark pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Kimberly-Clark common stock being offered hereby was passed on for Kimberly-Clark by O. George Everbach, Senior Vice President-Law and Government Affairs of Kimberly-Clark. Mr. Everbach owned 59,648 shares of Kimberly-Clark common stock as of September 15, 1999, held options to acquire 328,718 shares of such common stock, of which 205,917 options are currently exercisable or will become exercisable in 60 days from such date, and, as of September 3, 1999, 16,745.21 shares of such common stock were attributable to his account under the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Kimberly-Clark by-laws provide, among other things, that Kimberly-Clark shall (1) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of Kimberly-Clark, by reason of the fact that he is or was a director or officer of Kimberly-Clark, or is or was serving at the request of Kimberly-Clark as a director or officer of another corporation, or in the case of an officer or director of Kimberly-Clark is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Kimberly-Clark, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (2) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Kimberly-Clark to procure a judgment in its favor by reason of the fact that he is or was a director or officer of Kimberly-Clark, or is or was serving at the request of Kimberly-Clark as a director or officer of another corporation, or in the case of an officer or director of Kimberly-Clark is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of

Kimberly-Clark and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Kimberly-Clark unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper. The Kimberly-Clark by-laws further provide that the indemnification provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

     Section 145 of the Delaware General Corporation Law authorizes indemnification by Kimberly-Clark of directors and officers under the circumstances provided in the provisions of the Kimberly-Clark by-laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action or any claim, issue or matter therein.

     Kimberly-Clark has purchased insurance which purports to insure Kimberly-Clark against certain costs of indemnification which may be incurred by it pursuant to the Kimberly-Clark by-laws and to insure the officers and directors of Kimberly-Clark, and its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     (a) The following is a list of Exhibits included as part of this Registration Statement. Kimberly-Clark agrees to supply supplementally a copy of any omitted schedule to the SEC upon request. Items marked with an asterisk are filed herewith.


EXHIBIT NO.                              DESCRIPTION
-----------                              -----------

      3.1 Restated Certificate of Incorporation of Kimberly-Clark dated June 21, 1997, is hereby incorporated by reference to Exhibit No.
               (3)(a) of Kimberly-Clark's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

      3.2 By-Laws of Kimberly-Clark, as amended November 22, 1996, are hereby incorporated by reference to Exhibit No. 4.2 to the Registration Statement on Form S-8 filed with the SEC on December 6, 1996 (Registration No. 33-17367).

      3.3 Rights Agreement dated as of June 21, 1988, as amended and restated as of June 8, 1995, between Kimberly-Clark and The First National Bank of Boston (now known as Boston EquiServe), as Rights Agent, is hereby incorporated by reference to Exhibit No. 1 to the Registration Statement on Form 8-A/A of Kimberly-Clark filed with the SEC on June 13, 1995.

      3.4 Certificate of Adjustment dated March 7, 1997, filed by Kimberly-Clark with The First National Bank of Boston (now known as Boston EquiServe), as Rights Agent, is hereby incorporated by reference to Exhibit No. 2 to the Registration Statement on Form 8-A/A of Kimberly-Clark filed with the SEC on March 17, 1997.

      4.1 The instruments defining the rights of holders of long-term debt securities of Kimberly-Clark and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K. Kimberly-Clark hereby agrees to furnish copies of these instruments to the SEC upon request.

      5.1 Opinion of O. George Everbach, Senior Vice President - Law and Government Affairs of Kimberly-Clark, is hereby incorporated by reference to Exhibit No. 5.1 to the Registration Statement on Form S-4 of Kimberly-Clark filed with the SEC on August 13, 1999 (Registration No. 333-85099).

    *23.1      Consent of Deloitte & Touche LLP.

     23.2 Consent of O. George Everbach (included in Exhibit 5.1 to this Registration Statement).

     24.1 Powers of Attorney, are hereby incorporated by reference to Exhibit No. 24.1 to the Registration Statement on Form S-4 of Kimberly-Clark filed with the SEC on August 13, 1999 (Registration No. 333-85099).

     ------------
     *Filed herewith.


ITEM 9. UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on September 23, 1999.

                                           KIMBERLY-CLARK CORPORATION

                                           By:      /s/ Wayne R. Sanders
                                                ----------------------------
                                                Wayne R. Sanders
                                                Chairman of the Board and
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   Signature                                      Capacity                            Date
                   ---------                                      --------                            ----
     /s/ Wayne R. Sanders                       Chairman of the Board and Chief Executive   September 23, 1999
---------------------------------------------   Officer and Director (principal executive
              Wayne R. Sanders                  officer)


     /s/ John W. Donehower                      Senior Vice President and Chief Financial   September 23, 1999
---------------------------------------------   Officer (principal financial officer)
              John W. Donehower

     /s/ Randy J. Vest                          Vice President and Controller (principal    September 23, 1999
---------------------------------------------   accounting officer)
                Randy J. Vest

                                    DIRECTORS

                        Signature                                                   Signature
                        ---------                                                   ---------
                           *                                                            *
-------------------------------------------------------     ---------------------------------------------------------
                    John F. Bergstrom                                       Pastora San Juan Cafferty

                           *                                                            *
-------------------------------------------------------     ---------------------------------------------------------
                     Paul J. Collins                                            Robert W. Decherd

                           *                                                            *
-------------------------------------------------------     ---------------------------------------------------------
                   William O. Fifield                                          Claudio X. Gonzalez

                           *                                                            *
-------------------------------------------------------     ---------------------------------------------------------
                      Louis E. Levy                                             Frank A. McPherson

                           *                                                            *
-------------------------------------------------------     ---------------------------------------------------------
                   Linda Johnson Rice                                          Wolfgang R. Schmitt

                           *
-------------------------------------------------------     ---------------------------------------------------------
                    Randall L. Tobias

September  23, 1999

*By:      /s/ O. George Everbach
     --------------------------------------------------
            O. George Everbach
             Attorney-in-Fact

                                INDEX TO EXHIBITS


EXHIBIT NO.                              DESCRIPTION
-----------                              -----------
      3.1      Restated Certificate of Incorporation of Kimberly-Clark dated
               June 21, 1997, is hereby incorporated by reference to Exhibit No.
               (3)(a) of Kimberly-Clark's Quarterly Report on Form 10-Q for the
               quarter ended June 30, 1997.

      3.2 By-Laws of Kimberly-Clark, as amended November 22, 1996, are hereby incorporated by reference to Exhibit No. 4.2 to the Registration Statement on Form S-8 filed with the SEC on December
               6, 1996 (Registration No. 33-17367).

      3.3 Rights Agreement dated as of June 21, 1988, as amended and restated as of June 8, 1995, between Kimberly-Clark and The First
               National Bank of Boston (now known as Boston EquiServe), as
               Rights Agent, is hereby incorporated by reference to Exhibit No.
               1 to the Registration Statement on Form 8-A/A of Kimberly-Clark filed with the SEC on June 13, 1995.

      3.4      Certificate of Adjustment dated March 7, 1997, filed by
               Kimberly-Clark with The First National Bank of Boston (now known as Boston EquiServe), as Rights Agent, is hereby incorporated by reference to Exhibit No. 2 to the Registration Statement on Form
               8-A/A of Kimberly-Clark filed with the SEC on March 17, 1997.

      4.1 The instruments defining the rights of holders of long-term debt securities of Kimberly-Clark and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.
               Kimberly-Clark hereby agrees to furnish copies of these instruments to the SEC upon request.

      5.1      Opinion of O. George Everbach, Senior Vice President - Law and
               Government Affairs of Kimberly-Clark, is hereby incorporated by reference to Exhibit No. 5.1 to the Registration Statement on Form S-4 of Kimberly-Clark filed with the SEC on August 13, 1999
               (Registration No. 333-85099).

    *23.1      Consent of Deloitte & Touche LLP.

     23.2      Consent of O. George Everbach (included in Exhibit 5.1 to this
               Registration Statement).

     24.1 Powers of Attorney, are hereby incorporated by reference to Exhibit No. 24.1 to the Registration Statement on Form S-4 of
               Kimberly-Clark filed with the SEC on August 13, 1999
               (Registration No. 333-85099).

     ------------
     *Filed herewith.